Exhibit 99.1

Critical Path Announces First Quarter 2006 Results

SAN FRANCISCO, Calif. (May 15, 2006) – Critical Path, Inc. (OTC: CPTH.OB), a leading provider of messaging software and services, today announced unaudited financial results for the fiscal first quarter ended March 31, 2006.

Revenue and Gross Margins

For the first quarter of 2006, revenues were $11.0 million, compared to $15.2 million in the fourth quarter of 2005 and $17.4 million in the first quarter of 2005. It should be noted that the decline in revenue reflects, in part, the reduction of hosted revenues as a result of the company’s sale of its hosted messaging assets on January 3, 2006.

Gross margins, based upon U.S. Generally Accepted Accounting Principles (GAAP), for the first quarter of 2006 were 51%, an improvement of 4 points, up from 47% in the fourth quarter of 2005 and up 10 points from 41% in the first quarter of 2005. On an adjusted EBITDA basis, gross margins in the first quarter of 2006 were 54%, an improvement of 2 points, up from 52% in the fourth quarter of 2005 and up 6 points from 48% in the first quarter of 2005.

Adjusted EBITDA is a non-GAAP metric used by management to measure the Company’s operating performance and its earnings before interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items, such as other income (expense), gain on sale of assets, restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Net Results

Net loss on a GAAP basis, which excludes the accretion of mandatorily redeemable preferred stock (a non-cash item related to outstanding preferred stock), for the first quarter of 2006, was $3.9 million, compared to a net loss of $3.7 million in the fourth quarter of 2005 and a net loss of $7.4 million in the first quarter of 2005. For the first quarter of 2006, total cost of net revenues and operating expenses, on a GAAP basis, was $ 13.4 million, compared to $18.9 million in the fourth quarter of 2005 and $25.7 million in the first quarter of 2005.

Net loss attributable to common shareholders based on GAAP, which includes the accretion of mandatorily redeemable preferred stock, for the first quarter of 2006, was $7.4 million or $0.20 per share, compared to a net loss of $7.1 million or $0.20 per share in the fourth quarter of 2005 and a net loss of $12.6 million or $0.46 per share in the first quarter of 2005.

Net loss on an adjusted EBITDA basis for the first quarter of 2006, was $2.8 million, or $0.08 per share, compared to net loss of $1.7 million or $0.05 per share in the fourth quarter of 2005 and a loss of $3.1 million or $0.11 per share in the first quarter of 2005. For the first quarter of 2006, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $13.8 million, compared to $16.9 million for the fourth quarter of 2005 and $20.5 million for the first quarter of 2005.

“While revenues were lower than expected, we continued to make progress in the first quarter with Memova® Mobile – our consumer mobile email solution,” said Mark Ferrer, CEO and Chairman, Critical Path. “We signed a new Memova Mobile customer, we conducted a successful market trial with a leading mobile operator in Western Europe, and we deployed Memova Mobile at WIND, Italy’s leading operator who launched services in early April. In addition, we further focused our operations with the sale of our hosted business and continued to manage expenses, reducing operating expenses and increasing gross margins.”

Cash and Cash Equivalents

As of March 31, 2006, the Company’s cash and cash equivalents totaled $19.1 million, compared to $18.7 million at December 31, 2005 which reflects proceeds of the sale of the Company’s hosted messaging assets in January, partially offset by operating activities and working capital changes.

First Quarter 2006 Highlights

Critical Path announced four product releases in the first quarter of 2006 and continued momentum in mobile:

o	Memova® Mobile 2.0 – Memova Mobile 2.0 builds on the product’s initial release, expanding the range of multimedia content services enabled by the solution. In addition to providing consumer mobile email, Memova Mobile now enables mobile operators to provide syndicated multimedia content services, such as mobile news, blogs, sports, music and podcasts.

o	Memova® Anti-Abuse C-2000 – Complementing the introductory anti-abuse appliance Critical Path released in early 2005, the new C-2000 appliance provides a more advanced, premium anti-abuse solution and integrates leading technology from Critical Path’s strategic partner – Cloudmark.

o	Memova® Messaging—Universal Contacts and Digital Life – Critical Path launched two new Memova Messaging solutions in Q1 2006. Universal Contacts enables service providers to deliver a new value-added service that synchronizes address books across all devices and applications. Digital Life provides a new online sharing service that promotes the growth of online communities and enables the simplified exchange of multimedia content, such as photos, video and audio.

o	Memova® Mobile Customers – Critical Path signed a new mobile customer in Q1, completed a successful market trial with a European operator, and with Wind Telecomunicazioni SpA (WIND), Italy’s leading operator of integrated fixed-mobile-Internet communications services, launched a new Memova-powered service called MMSMail in the Italian market.

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis and both cost of revenues and operating expenses on an adjusted EBITDA basis. The most directly comparable GAAP measures are the net loss attributable to common shareholders and cost of net revenues and operating expenses, respectively. The adjusted EBITDA results exclude interest income (expense), provision for income taxes, depreciation and amortization as well as other items such as other income (expense), net, gain on sale of assets, restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Conference Call

Critical Path will host a conference call on Monday, May 15, 2006 at 4:30 p.m. Eastern Time to discuss the financial results for the first quarter ended March 31, 2006. The conference call is scheduled to last up to one hour. Those who would like to participate should dial +1 877-231-3543 (within the U.S. and Canada) or +1 706-634-1329 (from outside the U.S. and Canada) five to ten minutes prior to the scheduled start time (no passcode is needed). In addition, the conference call and a subsequent replay will be available via Web cast from the Company’s Web site, http://www.criticalpath.net/en/31/webcasts/. A replay of the conference call will also be available by telephone for fourteen days following the call. To access the telephone replay, please dial +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and use conference ID 9186731. The Web cast and earnings release will be available on the Company’s Web site for twelve months following the conference call.

About Critical Path, Inc.

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse protects consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance of our product and service offerings, our expected revenue results, gross margins, operating expenses, net results and cash balances for the first quarter of 2006, the ability of our customers to achieve cost savings and improve revenues in the provision of services, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace, management of spending levels, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc., registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information
For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2005	December 31, 2005	March 31, 2006
	(in thousands; unaudited)
ASSETS

Current assets
Cash and cash equivalents	$27,196	$18,707	$19,068
Accounts receivable, net	18,817	10,096	14,962
Current assets held for sale	—	2,782	—
Other current assets	3,696	2,411	2,760

Total current assets	49,709	33,996	36,790
Property and equipment, net	8,829	2,625	2,381
Goodwill	6,613	7,047	7,141
Other assets	3,776	1,756	1,635

Total assets	$68,927	$45,424	$47,947

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$3,986	$2,726	$2,747
Accrued expenses	24,524	19,727	20,276
Deferred revenue	11,451	6,574	10,975
Capital lease and other obligations, current	695	106	85
Notes payable, current	5,565	—	—
Current liabilities held for sale	—	219	—

Total current liabilities	46,221	29,352	34,083
Deferred revenue long-term	136	710	859
Notes payable, long-term	15,847	18,493	19,416
Capital lease and other obligations, long-term	—	50	52
Embedded derivative liability	3,660	1,534	1,655

Total liabilities	65,864	50,139	56,065

Mandatorily redeemable preferred stock	117,569	120,293	123,754

Total shareholders’ deficit	(114,506)	(125,008)	(131,872)

Total liabilities and shareholders’ deficit	$68,927	$45,424	$47,947

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended
	March 31, 2005	December 31, 2005	March 31, 2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,445	$4,269	$2,928
Hosted messaging	5,211	3,150	1,222
Professional services	3,084	2,829	2,575
Maintenance and support	4,700	4,955	4,289

Total net revenue	17,440	15,203	11,014

COST OF NET REVENUE
SW licensing	1,208	1,236	1,306
Hosted messaging	5,124	3,124	777
Professional services	2,426	2,232	1,976
Maintenance and support	1,592	1,500	1,294

Total cost of net revenue	10,350	8,092	5,353

GROSS PROFIT	7,090	7,111	5,661

OPERATING EXPENSES
Selling and marketing	4,657	3,674	3,490
Research and development	4,911	3,671	2,320
General and administrative	4,130	3,082	3,269
Restructuring expense	1,639	351	915
Gain on sale of assets	—	—	(1,971)

Total operating expenses	15,337	10,778	8,023

OPERATING LOSS	(8,247)	(3,667)	(2,362)

Other income (expense), net	1,846	1,026	(459)
Interest income (expense)	(660)	(929)	(853)

Loss before provision for income taxes	(7,061)	(3,570)	(3,674)

Provision for income taxes	(308)	(150)	(268)

NET LOSS	(7,369)	(3,720)	(3,942)

Accretion on mandatorily redeemable preferred stock	(5,277)	(3,418)	(3,461)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(12,646)	$(7,138)	$(7,403)

Net loss per share attributable to common	$(0.46)	$(0.20)	$(0.20)

Shares used in the per share calculations	27,256	35,841	36,133

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended
	March 31, 2005	December 31, 2005	March 31, 2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,445	$4,269	$2,928
Hosted messaging	5,211	3,150	1,222
Professional services	3,084	2,829	2,575
Maintenance and support	4,700	4,955	4,289

Total net revenue	17,440	15,203	11,014

COST OF NET REVENUE
SW licensing	1,208	1,237	1,306
Hosted messaging	3,886	2,356	563
Professional services	2,376	2,197	1,947
Maintenance and support	1,532	1,489	1,284

Total cost of net revenue	9,002	7,279	5,100

GROSS PROFIT	8,438	7,924	5,914

OPERATING EXPENSES
Selling and marketing	4,477	3,591	3,422
Research and development	3,240	3,174	2,229
General and administrative	3,786	2,882	3,048

Total operating expenses	11,503	9,647	8,699

ADJUSTED EBITDA LOSS	$(3,065)	$(1,723)	$(2,785)

Adjusted EBITDA loss per share	$(0.11)	$(0.05)	$(0.08)

Shares used in the per share calculations	27,256	35,841	36,133

*	Excludes interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items such as gain on sale of assets, other income (expense), net, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconciliation between the Company’s Non-GAAP results and Adjusted EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended
	March 31, 2005	December 31, 2005	March 31, 2006
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(3,065)	$(1,723)	$(2,785)
Interest income (expense)	(660)	(929)	(853)
Provision for income taxes	(308)	(150)	(268)
Depreciation and amortization	(3,235)	(1,414)	(490)
Other income (expense), net	1,846	1,026	(459)
Gain on sale of assets	—	—	1,971
Restructuring expenses	(1,639)	(351)	(915)
Stock-based expenses	(308)	(179)	(143)

Net loss	(7,369)	(3,720)	(3,942)
Accretion on mandatorily redeemable preferred stock	5,277	3,418	3,461

Net loss attributable to common shareholders	$(12,646)	$(7,138)	$(7,403)

Net loss per share	$(0.27)	$(0.10)	$(0.11)

Net loss per share attributable to common	$(0.46)	$(0.20)	$(0.20)

Shares used in the per share calculations	27,256	35,841	36,133

The following table provides a reconciliation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenses on a United States GAAP basis.

	Three months ended
	March 31, 2005	December 31, 2005	March 31, 2006
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an Adjusted EBITDA basis	$20,505	$16,926	$13,799
Depreciation and amortization	(3,235)	(1,414)	(490)
Gain on sale of assets	—	—	1,971
Restructuring expenses	(1,639)	(351)	(915)
Stock-based expenses	(308)	(179)	(143)

Total cost of net revenues and operating expenses on a United States GAAP basis	$25,687	$18,870	$13,376